Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co	Colorado Secretary of State Date and Time: 04/25/2022 01:45 PM ID Number: 20041195123 Document number: 20221422122 Amount Paid: $10.00

Statement of Change to Add an Attachment
filed pursuant to §7-90-305.5 and, if applicable, §7-90-804 of the Colorado Revised Statutes (C.R.S.)

1.	For the entity, its ID number and entity name are

	ID number	20041195123
		(Colorado Secretary of State ID number)

	Entity name
		Centennial Growth Equities,Inc.

2.	The document number of the filed document being changed is	20201345898

3.	Information is included in an attachment.

4.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

6.	The true name and mailing
address of the individual causing
the document to be delivered for
	filing are	Redekop	Clifford	Paul
		(Last)	(First)	(Middle)	(Suffix)
2269 Merrimack Valley Ave

(Street name and number or Post Office Box information)
		Henderson	NV	89044
		(City)	(State)	(Postal/Zip Code)
United States
		(Province – if applicable)	(Country – if not US)

CHANGE_ATTACH	Page 1 of 2	Rev. 10/01/2017

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

CHANGE_ATTACH	Page 2 of 2	Rev. 10/01/2017

RESOLVED FURTHER, that the President or any other officer of this Corporation and the Secretary of the Corporation are hereby authorized and directed to prepare, sign, and file with the Secretary of the State of Colorado a Certificate of Designation of Preferred Stock of the Corporation in accordance with the resolutions set forth herein."

(3) We further certify that the authorized number of shares of Preferred Stock of this Corporation is 10,000,000 shares; that the number of shares constituting the Preferred Stock is 10,000,000 shares, none of which has been issued.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on this 8th day of April, 2022.

Centennial Growth Equities, Inc.

By: ____________________

Dimitar Slavchev Savov, President

By: ____________________

Clifford Redekop, Secretary